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                                                              Exhibit 23.1.1


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Equity Participation Plan of Nextera Enterprises, Inc. of our report dated February 19, 1999, relating to the consolidated financial statements of Nextera Enterprises, Inc. (the "Registrant") included in the Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-1 (File No. 333-63789).


/s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 14, 1999